UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2004

FMC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, TX 77067

(Address of principal executive offices) (Zip Code)

(281) 591-4000

Registrant’s telephone number,

including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.06. Material Impairments

On November 22, 2004, FMC Technologies, Inc. (“Company”) management concluded that it will record a non-cash goodwill impairment charge in the amount of $6.5 million in the quarter ending December 31, 2004, relating to its Blending and Transfer business. The charge, which will have no income tax effect, will reduce to zero the carrying value of goodwill associated with Blending and Transfer. Blending and Transfer is part of the Company’s Energy Processing Systems business segment.

Statement of Financial Accounting Standards No. 142 requires that goodwill and other intangibles be evaluated for potential impairment at least annually or more frequently if impairment indicators arise. The goodwill associated with Blending and Transfer was tested for impairment as part of the Company’s annual evaluation. This evaluation indicated that the net book value of the Blending and Transfer business exceeded its estimated fair value. The Blending and Transfer business experienced a lack of inbound orders for a sustained period of time, in part due to the extreme volatility of oil and gas prices, which reduced the willingness of oil companies to invest capital to upgrade existing blending operations or to invest in new blending capacity.

This goodwill impairment will not result in cash expenditures by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC TECHNOLOGIES, INC.

By:	/S/ WILLIAM H. SCHUMANN, III
William H. Schumann, III Senior Vice President, Chief Financial Officer and Treasurer

Date: November 22, 2004

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